Exhibit 1.1
[Placement Agent’s Letterhead]
September 10, 2007
Board of Directors
Carrizo Oil & Gas, Inc.
1000 Louisiana, Suite 1500
Houston, TX 77002

Attention:	Mr. Paul F. Boling
Chief Financial Officer

Re:	Engagement of RBC Capital Markets Corporation as Managing Placement Agent of up to 2,000,000 shares of Common Stock
Dear Sir:
     1. Engagement of Placement Agent Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), proposes to offer and sell (the “Offering”) up to 2,000,000 shares of the Company’s common stock (“Common Stock”), par value $0.01 per share (individually, a “Security,” and collectively, the “Securities”), by means of a registered placement utilizing the Company’s effective shelf registration statement on Form S-3 (File No. 333-142346) (such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, the “Registration Statement”). By entering into this Placement Agent Agreement (this “Agreement”), the Company engages RBC Capital Markets Corporation (the “Agent”) as its managing “Placement Agent,” and as a representative of such other participating broker/dealers as are mutually agreed upon by the parties hereto and listed on Exhibit C attached hereto (collectively, the “Placement Agents”), and provided that each such other broker/dealer enters into an agreement with the Agent in the form attached hereto as Exhibit E (the “Agreement Among Placement Agents”) agreeing upon the allocation to the Placement Agents, cross-indemnities and such other agreements typically found in agreements among multiple placement agents, in connection with the Offering through the date on which this Agreement may terminate in accordance with Section 10 hereof. By entering into this Agreement, the Agent, acting on behalf of itself and the other Placement Agents, severally, accepts such engagement and agrees, as more fully described in Section 4(a) hereof, to use its reasonable best efforts to place up to 2,000,000 shares of Common Stock solely with investors that are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, including those institutions listed on Exhibit D hereto and any other such institutions approved by the Company (the persons described in this sentence being referred to herein as the “Qualified Investors”).

     The offering price shall be such price as is mutually agreeable to the Company and the Agent. The Company shall prepare a securities purchase agreement (the “Securities Purchase Agreement”), a prospectus supplement to the base prospectus included in the Registration Statement (the “Base Prospectus”) and, if required, any other documents which may be necessary to comply with the applicable requirements of the Securities Act, including any Free Writing Prospectus, as described in Rule 433 of the Securities Act, each of which shall be subject to the Agent’s reasonable approval. The Agent hereby acknowledges and agrees that the Company, in the Company’s sole discretion, may (1) reject any bid for Securities presented to the Company by the Agent, (2) withdraw the offering of the Securities at any time, and (3) allot to any prospective investor less than the full amount of Securities sought by it. The Company agrees to enter into a Securities Purchase Agreement with each of the purchasers of the Securities (individually, an “Investor”, and collectively, the “Investors”).
     As used in this Agreement, “Effective Time” means the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, became effective; “Effective Date” means the date of the Effective Time; “Prospectus Supplement” means the prospectus supplement previously filed or to be filed promptly after the date hereof pursuant to Rule 424 and describing the Securities and the offering thereof (the “Prospectus Supplement”); “Prospectus” means the Prospectus Supplement, together with the Base Prospectus, in the form first used by the Placement Agents to confirm sales of the Securities or in the form first made available to the Placement Agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act; and “Disclosure Package” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined below), and the information agreed to by the Company and the Agent as the information to be conveyed orally by the Placement Agents to purchasers of the Securities as of the Applicable Time, as set forth on Schedule I hereto; the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of the pricing of the Offering. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. For purposes of this opinion letter, all references to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System, or EDGAR.
     The persons listed on Exhibit A attached hereto shall have entered into lock-up agreements substantially in the form attached hereto as Exhibit B, and shall have delivered the same to the Agent, on or prior to the closing of the Offering.

     2. Fees.
     (a) In consideration of the Agent’s performance of the services described in Section 1 hereof, the Company agrees to pay to the Placement Agents (1) with respect to the first 1,600,000 shares of Common Stock sold in the Offering, a fee equal to 3.25% of the gross proceeds received by the Company, of which amount no less than 36.8% will be payable to the Agent and not more than 63.2% will be payable to the other Placement Agents as a group, if any, listed on Exhibit C attached hereto in accordance with the percentages set out in Exhibit C, and (2) with respect to any shares of Common Stock sold in the Offering in excess of 1,600,000 shares, a fee equal to 2.25% of the gross proceeds received by the Company, of which 100% will be payable to the Agent. The Company shall pay to the Placement Agents all the fees payable pursuant to this paragraph in full upon the closing of the Offering.
     (b) Regardless of whether or not the Offering is completed or this Agreement is terminated, the Company shall pay all of its expenses in connection with the Offering and shall pay the Agent all reasonable out-of-pocket expenses incurred by the Agent under this Agreement within five (5) business days after being demanded by the Agent in writing with supporting documentation; provided, however, that under no circumstances shall the Company be obligated to pay the Agent an amount in excess of $65,000 (including attorneys’ fees) under this subsection. In the event that the Offering is consummated, then an estimate of expenses shall be paid to the Agent at the closing with the remainder to be remitted upon demand as set forth above.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Agent that:
     (a) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform at the time they become effective or are filed with the Commission, respectively, in all material respects to any applicable requirements of the Securities Act and the Rules and Regulations; and the Prospectus, as of its date, will conform and, as it may be further supplemented, will conform on the date of the closing (the “Closing”) of the Offering (the “Closing Date”) in all material respects to any applicable requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Applicable Time, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as amended or supplemented on the date thereof and on the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Package, as of the Applicable Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this paragraph will not apply to statements or omissions made in reliance upon and in conformity with information furnished by the Agent in writing to the Company in connection with the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package, such information described in the last sentence of Section 3(b) below.

     (b) Except for information contained in or omitted from the Registration Statement, the Prospectus (or any or supplement thereto) or the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Placement Agent specifically for inclusion in such document (it being understood and agreed that the only such information furnished by or on behalf of any of the Placement Agents consists of the information described in the last sentence of this Section 3(b) below), the Company shall have the sole responsibility for the accuracy and completeness of the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package (including the documents that are incorporated therein by reference), and the Registration Statement, the Prospectus (or any supplement thereto) and the Disclosure Package (including the documents that are incorporated therein by reference) will include all information required to be provided to investors under applicable securities laws and regulations. The Company acknowledges that information regarding the Agreement Among Placement Agents and the engagement by the Agent in overallotment, stabilizing transactions or syndicate covering transactions in connection with this Offering to be contained in the Prospectus constitutes the only information furnished in writing by or on behalf of the several Placement Agents for inclusion in the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package.
     (c) The Company is eligible to use the Registration Statement for the Offering. As of the date hereof, the Registration Statement is effective, and the Company shall ensure that the Registration Statement remains effective during the term of this Agreement; the Company will notify the Agent immediately if it determines it is either (i) no longer eligible to use the Registration Statement or (ii) the Registration Statement is otherwise no longer effective.
     (d) All potential investors will be given reasonable access to material information regarding the Company and reasonable opportunity to ask questions of the Company’s executive officers. Notwithstanding the foregoing, the Company shall not be required to disclose to the Agent or any potential investors any material nonpublic information or information regarding the Company’s trade secrets or other proprietary information.
     (e) The Company makes, with respect to itself and this Agreement, all of the representations made by it in Section 3 of the Securities Purchase Agreement with respect to itself and that agreement.
     4. Representations and Warranties of Placement Agents. The Agent does, and each other Placement Agent will upon its execution and delivery of the Agreement Among Placement Agents, represent and warrant to and agree with the Company, severally (and not jointly or jointly and severally), that:
     (a) Such Placement Agent will offer Securities only to those offerees who such Placement Agent reasonably believes are Qualified Investors. Such Placement Agent will not disclose any material nonpublic information regarding the Company to any offeree, including without limitation, the fact that the Company is considering the Offering, without first obtaining an agreement, oral or written, from such offeree that such information is to be kept confidential and used only in connection with the Offering.

     Such Placement Agent shall (i) deliver to each prospective investor that agrees to the foregoing a current copy of the Registration Statement, the Prospectus (or any supplement thereto) and the Disclosure Package, (ii) maintain and furnish to the Company a list of all prospective investors contacted by such Placement Agent with regard to the Offering, including, if requested by the Company, the addresses of such prospective investors and the name and telephone number of a contact person with respect thereto, and (iii) present to the Company all written offers for the purchase of Securities received by such Placement Agent from any such prospective investors.
     (b) Such Placement Agent shall comply with all applicable federal, state and other regulatory agencies’ securities laws, regulations and rules applicable to the Offering.
     (c) Such Placement Agent shall comply with all applicable laws and the rules of the National Association of Securities Dealers, Inc. in recommending to a customer the purchase or sale of the Securities.
     (d) Such Placement Agent shall not give to any prospective investor any information, sales or advertising material or make any representation in connection with the Offering other than as contained in the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package or as otherwise agreed to by the Company which representation includes any untrue statement of any material fact or omission to state a material fact necessary to make the representation, in light of the circumstances under which they were made, not misleading, and will distribute such permitted materials in accordance with the legends thereon and applicable securities laws.
     5. Covenants of the Company. The Company agrees with the Agent that until this Agreement terminates pursuant to Section 10 hereof:
     (a) The Company will advise the Agent promptly and consult with the Agent regarding the drafting of any amendments to the Registration Statement, the Prospectus (or any supplement thereto) and the Disclosure Package (but not including documents already filed or required to be filed, subsequent to the execution of this Agreement, with the Commission in accordance with Section 12, Section 14 or Section 15 of the Exchange Act) and any amendments or supplements thereto and all related documents, including Securities Purchase Agreements, an opinion of counsel to the Company and other documents associated with the Offering. The opinion will be addressed to the Placement Agents and will be substantially in the form attached hereto as Exhibit F.
     (b) The Company will not distribute the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package that names the Agent as a Placement Agent to any potential investor without the prior written consent of the Agent.
     (c) The Company will furnish to the Agent copies of the Registration Statement, the Prospectus (and any supplement thereto) and the Disclosure Package in such quantities as the Agent may reasonably request.
     (d) If any event occurs following the Company’s agreement that marketing efforts may commence and prior to the closing of the Offering as a result of which the Registration

Statement, the Prospectus (or any supplement thereto) or the Disclosure Package, as then amended or supplemented (including the documents that are incorporated therein by reference), would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly prepare (and file with the Commission or any state securities commission, if so required) any amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will supply such amended or supplemented documents to the Agent, in each case as soon as available and in such quantities as the Agent may reasonably request.
     (e) During the period from the date of this Agreement to the completion of the Offering, an officer of the Company shall promptly notify an officer of the Agent of material events which would necessitate modification of the Registration Statement, the Prospectus (or any supplement thereto) or the Disclosure Package or any amendments or supplements thereto and shall be reasonably responsive to the Agent’s inquiries about the Company’s ongoing operations as they relate to the Offering and the documents described above or any amendments or supplements thereto. The Company shall permit the Agent to make such investigations of the business, properties and financial and legal conditions of the Company and its subsidiaries as the Agent may reasonably request provided such investigations shall remain confidential. No such investigation by the Agent, if made, shall affect the representations and warranties of the Company in Section 3 hereof.
     (f) Except as otherwise agreed to by the Company, as is required by law (including applicable securities laws) or as is necessary to complete its engagement hereunder, the Agent will keep confidential and use solely in the performance of its services hereunder all information which is supplied by the Company and which has not previously entered the public domain, and will not use any such information for its own benefit except in connection with the matters undertaken pursuant to the terms of this engagement. At the termination of this Agreement, upon the request of the Company, the Agent shall return all information and copies thereof furnished by the Company, other than materials which the Agent’s counsel advises it to retain to evidence its due diligence in connection with the performance of its services or otherwise as required for regulatory and compliance purposes.
     6. Allocation of Fees. If, on or prior the date of closing of the Offering, any proposed Placement Agent whose name is set forth on Exhibit C shall fail to execute the Agreement Among Placement Agents and participate in the Offering, the fee that such Placement Agent would have received shall be allocated to the participating Placement Agents in the proportion that their respective fee allocations set forth on Exhibit C bear to the aggregate fee percentage that would exist in the absence of the fee contemplated to be paid to the nonparticipating Placement Agent.
     7. Notice. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication if addressed to the intended recipient as set forth below shall be deemed to be duly given either when personally delivered or two days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one day after it is delivered to a commercial overnight courier, or upon confirmation if delivered by facsimile:

     If to the Company:
Carrizo Oil & Gas, Inc.
1000 Louisiana, Suite 1500
Houston, TX 77002
Attn: Mr. Paul F. Boling
Chief Financial Officer
Telephone: (713) 328-1000
Facsimile: (713) 358-6473
     With copy to:
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, TX 77002
Attn: Gene J. Oshman, Esq.
Attn: Ryan J. Maierson, Esq.
Telephone: (713) 229-1178
Facsimile: (713) 229-7778
     If to the Agent:
RBC Capital Markets Corporation
One Liberty Plaza, 165 Broadway, 6th Floor
New York, NY 10006
Attn:    Eric Hansen, Managing Director
Phone: (212) 428-6550
Fax:      (212) 858-7479
     With copy to:
Porter & Hedges, L.L.P.
1000 Main, 36th Floor
Houston, Texas 77002
Attn: Robert G. Reedy
Telephone: (713) 226-6649
Facsimile: (713) 226-6249
     Any party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which such notices, requests, demands, claims, or other communications are to be delivered by giving the other parties notice in the manner herein set forth.

     8. Benefit and Non-Assignment. This Agreement is made solely for the benefit of the Agent and the other Placement Agents, the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by the Agent without the prior written consent of the Company or assigned by the Company without the prior written consent of the Agent. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchasers, as such, in the Offering. The Agent is acting on behalf of itself and the other Placement Agents and may enter into any amendment or waiver of the provisions hereof on behalf of such Placement Agents.
     9. Survival. Subject to any applicable statutes of limitations, the respective agreements, representations, warranties, covenants and other statements, of the Agent or the Company or their officers as set forth in or made pursuant to this Agreement shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Agent or the Company or any such officer or director thereof and (ii) delivery of or payment for the Securities. Any successor of the Company or the Agent as the case may be, shall be entitled to the benefits hereof.
     10. Termination. Either party may, at its option, terminate this Agreement prior to the closing of the Offering upon giving the other party written notice in the event that (a) the other party fails to cure any violation of its representations and warranties in Section 3 or 4 hereof, as applicable, within 15 days after the non-terminating party receives written notice of such violation, or (b) the other party fails to comply in any material respect with any of its covenants, including, in the case of the Company, those in Section 5 hereof. Notwithstanding any other provision in this Agreement, this Agreement shall terminate on the earlier of (i) the close of the Nasdaq Stock Market on the date that is 30 days from the date of this Agreement or (ii) the closing of the Offering; provided, however, that the Company and the Agent may mutually agree to extend such deadline; provided further, however, that except as otherwise provided herein, neither the termination, for any reason, of this Agreement nor the Closing of the Offering shall affect (1) any compensation earned by the Agent up to the date of termination or completion, as the case may be; (2) the reimbursement of expenses incurred by the Agent up to the date of termination or completion, as the case may be; (3) the representations and warranties in Sections 3 and 4 hereof and covenants in Section 5(f) hereof; and (4) any liability for breaches that occur prior to the date of termination.
     11. Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Texas without regard to the conflict of laws principles thereof.
     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Placement Agents in accordance with its terms.

Very truly yours, RBC CAPITAL MARKETS CORPORATION
By:	/s/ Eric Hansen
Eric Hansen
Managing Director

Accepted this 10th day of September, 2007
CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling

Paul F. Boling
Chief Financial Officer

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